Exhibit B-4 (Revised)


                       Energy East Management Corporation
                             Policies and Procedures

                                  INTRODUCTION
                                  ------------

Energy East Management Corporation (EE Management) will provide administrative, management and other services to the subsidiaries and business units within the Energy East Corporation ("Client Entities") in accordance with the terms of Service Agreements that EE Management will enter into with its associated public-utility companies and each of its associate non-utility companies that it serves. EE Management will be subject to the rules and regulations of the Security and Exchange Commission (SEC) pursuant to the Public Utility Holding Company Act of 1935, as amended (PUCHA), and in particular, Section 13 thereof. In addition, each of the individual utility companies also has state commission requirements related to affiliate transactions. These requirements, where necessary, have also been included into these policies and procedures.

The major objective of EE Management is to consolidate certain support services in order to provide those services to the Client Entities more effectively and efficiently than each company could provide for itself. To achieve this end, EE Management will strive to be economic and efficient in providing value-added services to all customers.

                      SERVICE AGREEMENTS AND WORK REQUESTS
                      ------------------------------------

EE Management and each Client Entity will enter into a Service Agreement that will set forth, in general terms, the services to be performed by EE Management either directly for or on behalf of each Client Entity. In accordance with the Service Agreements, EE Management and each Client Entity will prepare work requests (W/R) forms describing the services being provided. (See below for more information on work requests.)

                             ACCOUNTING REQUIREMENTS
                             -----------------------

EE Management will maintain an accounting system that enables EE Management to assign costs using the data fields within its Books of Account to identify the Client Entity, services performed and how these costs will be charged either directly, distributed or generally allocated. EE Management will also utilize the "Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies" as prescribed by the SEC, as modified to include additional account numbers from the Federal Energy Regulatory Commission's Uniform System of Accounts to provide for the accumulation of costs of certain utility operating activities.


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Specifically, EE Management will utilize W/R numbers in combination with
Accounts, Resource Codes, Product/Service Codes and Client Entity numbers for purposes of charging or allocating costs to the appropriate Client Entities. A W/R number will be established with each EE Management service as it is the W/R number that determines how the costs are to be allocated to the Client Entities. EE Management will use the following types of W/R numbers: (A definition of terms used below can be found in Attachment I.)

     DIRECT SERVICE W/R number will be used when the service being performed is for a specific Client Entity. The Client Entity will be charged 100% of the costs. When the transaction is recorded on EE Management 's Books of Account, a Client Entity Code will also be used to identify the Client Entity. For example, if EE Management is providing legal services such as representing a specific utility company in a regulatory proceeding, 100% of the fully distributed costs associated with this activity will be charged to the specific utility including direct and indirectly attributable charges.

     DISTRIBUTED SERVICE W/R number will be used for specific services that will distributed to two or more Client Entities. For example, if EE Management prepares the federal consolidated federal tax return for all of the Energy East companies, the EE Management costs including direct and indirectly attributable charges to prepare the tax return will be allocated to all of the companies using the distributed service W/R number apportioned using an appropriate allocation factor. Please refer to Appendix A in the Service Agreements for a list of the allocation factors that may be used.

     INDIRECT SERVICE W/R number will be used to charge costs that are of a general nature and cannot be specifically identified to a Client Entity. The allocation to the Client Entities will be based on the Massachusetts Formula. For example, an Indirect Service W/R number will be used for those legal costs that cannot be specifically identified to a particular task or company, such as attending meetings or training. The Indirect Service W/R number will be used to allocate these general costs to all of the Client Entities, including the holding company, that benefit from services provided by the Legal Function.

     CONSTRUCTION OVERHEAD SERVICE W/R number will be used to accumulated overhead costs to be charged to capital projects on the Books of Account of the Client Entity, such as continuing property record overheads.

                   WORK REQUEST (W/R) AND APPROVAL PROCEDURES
                   ------------------------------------------

Each service function of EE Management will be instructed on which W/R numbers to use when performing specific services or activities. Whenever feasible, EE Management will directly charge the Client Entities. These services will be reviewed and agreed upon by the Client Entities at the beginning of each calendar year. An example of a direct routine service is providing accounting services for a specific subsidiary. An example of a distributed charge that would be allocated is the payroll processing function for several Client Entities.

All activities performed by EE Management for the Client Entities must have a completed service request form. For routine and general services provided, a Service Request will be prepared at the beginning of each year. For non-routine or special services, a Service Request form will be initiated by the Client


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Entities or by EE Management. Example of non-routine or special services include requests to prepare rate case testimony, and special studies or analyses. The method of cost allocation will be determined on a case-by-case basis consistent with the nature of the work performed. Approvals are required by the organization that is requesting the work, the EE Management provider and the W/R Administrator in the Accounting Function.

                                WORK REQUEST FORM
                                -----------------

The following describes the information required to complete the Work Request Form.

-------------------------------------- -----------------------------------------
Work Request Name                       To be assigned by EE Management -
                                        Accounting Function
-------------------------------------- -----------------------------------------
Work Request Number                     To be assigned by EE Management -
                                        Accounting Function
-------------------------------------- -----------------------------------------
Work Request Description                Description of services to be provided
-------------------------------------- -----------------------------------------
Estimated Cost                          The service provider will estimate the
                                        cost prior to approval of the request
-------------------------------------- -----------------------------------------
Customer Name                           Name of Client Entity
-------------------------------------- -----------------------------------------
Customer Number                         Business Unit number assigned to the
                                        Client Entity
-------------------------------------- -----------------------------------------
Billing Methodology                     Indicate whether costs will be
                                        directly charged or attributed through
                                        an allocation; To be assigned by the
                                        Customer, Service Provider or EE
                                        Management - Accounting Function
-------------------------------------- -----------------------------------------
Allocation Methodology                  Description of basis and calculation
                                        method including allocation factors; To
                                        be assigned by the Customer, Service
                                        Provider or EE Management - Accounting
                                        Function
-------------------------------------- -----------------------------------------
Start Date & End Date                   Date work is to be started and ended, if
                                        applicable; To be agreed upon by
                                        the customer and service provider
-------------------------------------- -----------------------------------------
Change Date                             Date scope of work is to be modified; To
                                        be agreed upon by customer and service
                                        provider
-------------------------------------- -----------------------------------------
Reason for Change                       Description of change in scope of work
                                        or other changes
-------------------------------------- -----------------------------------------
EE Management Books of Account          Account number and other fields utilized
                                        to ensure proper classification,
                                        including resource and product codes, as
                                        appropriate
-------------------------------------- -----------------------------------------
Customer's Books of Account             Account number and other fields utilized
                                        to ensure proper classification,
                                        including resource and product codes,
                                        as appropriate
-------------------------------------- -----------------------------------------
Form Prepared By/Date:                  Name of person requesting service and
                                        date of request
-------------------------------------- -----------------------------------------


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-------------------------------------- -----------------------------------------
Contact Person/Tel Number               Name of individual to contact for
                                        additional information and telephone no.
-------------------------------------- -----------------------------------------
Approvals:
-------------------------------------- -----------------------------------------
Customer/Date                           Manager that is responsible for paying
                                        for the service must approve the work
-------------------------------------- -----------------------------------------
Service Provider/Date                   Manager of the Function of EE Management
                                        providing the service
-------------------------------------- -----------------------------------------
W/R Administrator/Date                  EE Management -  Accounting Function
-------------------------------------- -----------------------------------------

The Books of Account will utilize the following data fields:

-------------------------------------- -----------------------------------------
Business Unit                           The Business Unit on whose of Books of
                                        Account the transactions are being
                                        recorded
-------------------------------------- -----------------------------------------
Function                                The Function code which identifies the
                                        Function providing the service
-------------------------------------- -----------------------------------------
Account                                 The account number to which the
                                        accounting transaction is being
                                        recorded.
-------------------------------------- -----------------------------------------
Resource Code                           Identifies the type of cost being
                                        provided such as labor, fee, or
                                        allocation
-------------------------------------- -----------------------------------------
Product/Service Code                    Identifies whether the service is
                                        routine, regulatory, etc.
-------------------------------------- -----------------------------------------
Client Entity Number                    Business Unit number assigned to the
                                        Client Entity
-------------------------------------- -----------------------------------------
Work Request Number                     Identifies the type of service such as
                                        direct, distributed, indirect or
                                        construction overhead.
-------------------------------------- -----------------------------------------

                          WORK REQUEST (W/R) GUIDELINES
                          -----------------------------

A request for a new W/R number may be appropriate when a new service or project is identified. However, depending on the scope, the cost of the new service or project may be able to be captured in an existing W/R. The following guidelines should be used to determine when a new W/R is appropriate.

1. No existing W/R uses the billing methodology that is needed for the new service/project.

2. No existing W/R distributes costs to the desired Client Entity for the new service/project.

3. There is a specific regulatory requirement to allocate costs in a specific manner regardless of amount for the new service/project.

4. A change to an existing W/R may be authorized rather than setting up a new W/R if an existing W/R covers the billing methodology to the appropriate Client Entity and the estimated annual cost is under $50,000. If cost is over $50,000, a new W/R will be established.


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The allocation factors will be based on cost drivers applicable to the service being provided. EE Management will decide on the appropriate allocation factors for each W/R.

                             MONITORING AND CONTROL
                             ----------------------

The W/R Administrator in EE Management - Accounting Function is responsible for reviewing, monitoring and maintaining the W/R system. The Administrator also authorizes new W/Rs and ensures that the allocation factors are appropriate, up-to-date and accurate, and that billing is accurate and timely. The Administrator is responsible for ensuring that the allocation procedures followed are in accordance with the current SEC regulations.

Prior to billing each month, a detailed review of the accumulated charges is performed by the company receiving the charges and the EE Management - Accounting Function. Once both companies agree that the charges being billed are accurate and appropriate, an invoice is prepared and rendered to the receiving company. The W/R Administrator is responsible for coordinating this process.

                       APPROVAL OF W/R ALLOCATION FACTORS
                       ----------------------------------

The SEC prior to use must approve all new or revised allocation factors. The EE Management W/R Administrator will be responsible for evaluating new and existing allocation methods and determining, if SEC approval is required. The EE Management W/R Administrator will coordinate the SEC approval efforts, if necessary, with the Legal Function.

A list of all current allocations must be filed with the SEC annually on Form U-13-60.

                                 TIME REPORTING
                                 --------------

Employees of EE Management must record their time in order to bill the Client Entity accurately. All EE Management employees will maintain a record of their time. Employees will utilize separate work requests to record their activities, including the services provided directly to Client Entities. All employees will charge their time on a daily basis using designated increments. The time sheets will be reviewed and approved by department supervisors. The wages of those employees, such as administrative assistants and secretaries, who generally assist employees who provide services directly to system companies, will be allocated based on the allocation of the wages of the employees they assist. Time must be entered in the payroll system by the payroll cutoff dates. The EE Management W/R Administrator or his/her staff may be contacted to obtain the appropriate W/R number and another accounting data needed to complete the time reporting requirement accurately. Time records will be retained for three years.


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                               BILLING AND REVIEW
                               ------------------

Each Client Entity will receive a monthly invoice from EE Management. Each invoice will contain the following information:

                    Client Entity Name
                    Type of Service Provided
                    Work Request Number
                    Total Direct Charges by Resource Code
                    Total Distributed Charges
                    Total Indirect Charges
                    Total Construction Overhead Charges
                    Amount

Detailed reports including individual transactions will be attached to the invoice. Upon receipt of the invoice, the Client Entities will review and approve the bill. Any discrepancies found at this time will be discussed with the W/R Administrator and corrections will be made to the subsequent month's bill. The term for payment is 30 days from date of invoice.

                          DISPUTE RESOLUTION PROCEDURE
                          ----------------------------

In the event there is dispute between the Client Entity and a EE Management service provider regarding the allocation factors, amount or another billing component, representatives from the Client Entity receiving the service and the EE Management service provider along with the W/R Administrator will meet to discuss the issue. If a resolution cannot be reached among the parties, the issue will be referred to each parties' executive management for final resolution.

                              INTERNAL AUDIT REVIEW
                              ---------------------

EE Management's Internal Audit Function will selectively conduct annual reviews of its operating methods as well as computer systems to ensure that the services provided are authorized, documented and accurately recorded in EE Management's Books of Account. The Internal Audit Function will also conduct reviews of the W/R allocation methods to ensure that such methods comply with those approved by the SEC.

                                    BUDGETING
                                    ---------

After the transition phase (approximately 6 months after the effective date of the merger), budgeting for EE Management will be a joint effort between EE Management and the Client Entities. All managers of EE Management will be responsible for preparing annual budgets in order to provide budget information to the Client Entity. Services to be provided to the Client Entities will be identified and agreed upon and cost estimates will prepared annually. These estimates will be approved by the Client Entities as previously noted. Budget variance reports will be generated each month and EE Management will have the primary responsibility for analyzing and explaining cost variances. EE Management will be accountable for costs for services that are considered


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general and administrative management activities. EE Management and Client
Entities will jointly be accountable for the cost of discretionary services.

                                   EVALUATION
                                   ----------

EE Management will complete benchmarking reviews on selected services provided in such areas as accounting, legal, information systems and treasury on an annual basis. The results of those studies will be factored into future service company operations.

In order to assess EE Management's ability to operate efficiently and cost effectively, and its ability to provide high quality service, EE Management will initiate a customer review process. The customer review process will permit Client Entities to provide input as to the timely and value of services being provided.


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                                                                    Attachment I

                                   DEFINITIONS
                                   -----------

Fully Distributed Cost (FDC) is a cost allocation methodology designed to ensure
----------------------------
that all costs incurred related to providing products and services are charged to the consumer of the products and services through direct charges or allocations. Direct charges, directly attributable charges, and indirectly attributable charges to the cost causing entity achieve fully distributed costing. Within each category, the elements of cost may include taxes, interest on borrowed capital, other overheads and compensation for a reasonable return on capital, as applicable. (SEC Reg. 250.91)

Direct Charges are those costs that can the directly assigned to a particular
--------------
affiliate, business segment, service or product line.

Directly Attributable Charges (measurable) are costs that are allocated to a
------------------------------------------
particular affiliate, business segment, service or product line based on causal relationship that is measurable.

Indirectly Attributable Charges (global) are costs that do not bear a specific
----------------------------------------
identifiable causal relationship with a particular affiliate, business segment, service or product line. Indirectly Attributable costs will be allocated using the Massachusetts Formula Cost Allocation.

Massachusetts Formula is a method of allocating indirectly attributable costs
---------------------
based upon the simple arithmetic mean of an affiliate's share of the total of all of the companies within the registered holding company structure of gross payroll, gross revenues and gross plant.

Cost Drivers are a measurable cost causing events or outputs used to allocate
------------
directly attributable charges.


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